SHARE PURCHASE AGREEMENT

                             PIONEER SERIES TRUST V

                            On behalf of its series,

                       Pioneer High Income Municipal Fund
                      Pioneer Oak Ridge All Cap Growth Fund
                             (each series, a "Fund")

         This Agreement is made as of the 15th day of September, 2006 between Pioneer Funds Distributor, Inc., a Delaware corporation ("PFD"), and Pioneer Series Trust V, a Delaware statutory trust (the "Trust"), on behalf of each Fund.

         WHEREAS, each Fund wishes to sell to PFD, and PFD wishes to purchase from each Fund, shares of beneficial interest of each class of shares of the Fund in the amounts listed on Appendix A hereto (collectively, the "Shares"); and

         WHEREAS, PFD is purchasing the Shares for the purpose of acquiring the initial Shares of each Fund.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Simultaneously with the execution of this Agreement, PFD is delivering to each Fund payment in the amount listed on Appendix A hereto in full payment for the Shares.

2. PFD agrees that it is purchasing the Shares for investment and has no present intention of redeeming or reselling the Shares.

         Executed as of the date first set forth above.


                                                 PIONEER FUNDS DISTRIBUTOR, INC.

                                                          /s/ Steven M. Graziano
                                                          By: Steven M. Graziano
                                      Its: Director and Executive Vice President

                                                          PIONEER SERIES TRUST V
                                                        On behalf of its series,
                                              Pioneer High Income Municipal Fund
                                           Pioneer Oak Ridge All Cap Growth Fund


                                                              /s/ Osbert M. Hood
                                                              By: Osbert M. Hood
                                                   Its: Executive Vice President



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                                                                      Appendix A


     --------------------------------------------------------------------------
                                 Total Purchase Price Paid to Fund
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Pioneer High Income Municipal Fund
     --------------------------------------------------------------------------
     ----------------------------- --------------------------------------------
     Class A                                                        $10
     ----------------------------- --------------------------------------------
     ----------------------------- --------------------------------------------
     Class C                                                        $10
     ----------------------------- --------------------------------------------
     ----------------------------- --------------------------------------------
     Class Y                                                        $10
     ----------------------------- --------------------------------------------
     --------------------------------------------------------------------------
     Pioneer Oak Ridge All Cap Growth Fund
     --------------------------------------------------------------------------
     ----------------------------- --------------------------------------------
     Class A                                                        $10
     ----------------------------- --------------------------------------------
     ----------------------------- --------------------------------------------
     Class C                                                        $10
     ----------------------------- --------------------------------------------
     ----------------------------- --------------------------------------------
     Class Y                                                        $10
     ----------------------------- --------------------------------------------